UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 15, 2006


                               GELSTAT CORPORATION
             (Exact name of registrant as specified in its charter)

               Minnesota                                0-21394                              90-0075732
     (State of other jurisdiction                (Commission File No.)               (IRS Employer Identification
           of incorporation)                                                                   Number)


            1650 West 82nd Street, Suite 1200, Bloomington, MN 55431
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (952) 881-4105


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement;

Item 1.02  Termination of a Material Definitive Agreement;

Item 3.02  Unregistered Sales of Equity Securities; and

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On June 15, 2006, Richard Ringold, a member of the board of directors of GelStat and formerly President of the Company, was appointed Chief Executive Officer and interim Chief Financial Officer of the Company, positions previously held by Stephen Roberts. On June 15, 2006, Dr. Roberts resigned from his positions with the Company and as a member of its board of directors. In conjunction with Dr. Roberts' departure, the Company entered into a separation agreement and mutual release with Roberts that includes provisions for his immediate return of 660,000 previously issued options, the issuance to Roberts of a stock purchase warrant for 500,000 common shares at $0.09 per share, installment cash payments to Roberts totaling $55,000 due in full not later than January 15, 2007, and the maintenance of directors and officers and health insurance for 24 months.

      Also on June 15, 2006, Michael Chavanu was appointed to the Company's board of directors. Mr. Chavanu is a successful entrepreneur who has built several businesses from the ground up, and has been a long term shareholder of GelStat. The Company will continue to seek additional independent director candidates to serve on the Company's board of directors as previously announced.


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 19, 2006                     GELSTAT CORPORATION


                                          By /s/ Richard Ringold
                                            --------------------------
                                            Richard Ringold
                                            Chief Executive Officer


                                       2